Exhibit 10.18

ADDENDUM TO TERMS AND CONDITIONS OF INDEPENDENT RESERVE DATED 21 JUNE 2021

between

TRANGLO PTE. LTD. (Company Registration No: 201618103C), a company incorporated under the laws of Singapore with its business address at 3 Temasek Avenue, Centennial Tower, #34-45A, Singapore 039190 (“You, Your or Yourself”);

and

INDEPENDENT RESERVE SG PTE. LTD. (Company Registration No: 201942383Z), a company incorporated under the laws of Singapore with its business/registered address at 16 Collyer Quay, #17-00, Singapore, 049318 (“Independent Reserve”),

(each a “Party” and collectively the “Parties”).

RECITALS:

The Parties are desirous to enter into the agreement subject to the Terms and Conditions of Independent Reserve (as published on https://www.independentreserve.com.sg/help/terms-and-conditions as at May 2021 (“Terms and Conditions”) as varied in this Addendum.

IT IS AGREED AS FOLLOWS:

1.	Definition and Interpretation:

Unless otherwise defined in this Addendum, all capitalised terms and expressions used in this Addendum shall have the same meaning and interpretation given to them in the Terms and Conditions.

2.	Effect of this Addendum:

a.	Save and except as varied in this Addendum, all provisions of the Terms and Conditions shall remain the same and be in full force and effect and the same shall apply to the provisions of this Addendum.

b.	Any amendment set out in this Addendum shall be incorporated into the Terms and Conditions by way of substitution or addition and the Terms and Conditions and this Addendum shall be collectively read as a single integrated document.

c.	In the event of any conflicting terms between the provisions of this Addendum and the Terms and Conditions, the provisions of this Addendum shall prevail.

d.	The Parties agree that this Addendum shall take legal effect on and from 11 June 2021.

3.	Amendment to the Terms and Conditions: The Parties agree that the Terms and Conditions shall be amended as follows:

a.	The following paragraph under the Risks clause shall be amended as follows.

“You agree that to indemnify Independent Reserve shall not be liable for any losses incurred as a result of technical failures, hacks, government intervention or any other issue that negatively impacts the underlying blockchain or network of a cryptocurrency listed on Independent Reserve’s markets unless the losses suffered arising from its negligence or wilful deceit or fraud.”

b.	The Termination clause shall be amended as follows:

“You may terminate this agreement with Independent Reserve, and close Your Account at any time, following settlement of any pending transactions. You also agree that Independent Reserve may, by giving at least sixty (60) days’ prior written notice, in its sole discretion terminate Your access to the Site and to Your Account, including without limitation, our right to: limit, suspend or terminate the service and Members’ Accounts, prohibit access to the Site and its content, services and tools, delay or remove hosted content, and take technical and legal steps to keep Members off the Site if we think that they are creating problems or possible legal liabilities, infringing the intellectual property rights of third parties, or acting inconsistently with the letter or spirit of these Terms. Additionally, we may, in appropriate circumstances and at our discretion, suspend or terminate Accounts of Members for any reason, including without limitation: (1) attempts to gain unauthorised access to the Site or another Member’s account or providing assistance to others’ attempting to do so, (2) overcoming software security features limiting use of or protecting any content, (3) usage of the Service to perform illegal activities such as money laundering, illegal gambling operations, financing terrorism, or other criminal activities, (4) violations of these Terms and Conditions, (5) failure to pay or fraudulent payment for Transactions, (6) unexpected operational difficulties, or (7) upon the request of law enforcement or other government agencies, if deemed to be legitimate and compelling by Independent Reserve, acting in its sole discretion provided always that where it is legally permissible, we shall notify You in advance prior to such suspension or termination. We also reserve the right to cancel unconfirmed Accounts or Accounts that have been inactive for a period of 6 months or more, and/or to modify or discontinue our Site or Service. Members agree that Independent Reserve will not be liable to them or to any third party for termination of their Account or access to the Site. The suspension of an Account shall not affect the payment of the commissions due for past Transactions. Upon termination, Members shall communicate a valid bank account to allow for the transfer of any currencies credited to their account. Said bank account shall be held by the Member. Cryptocurrency may be transferred to a valid bank account only after conversion into a currency. Independent Reserve shall transfer the currencies as soon as possible following the Member’s request in the time frames specified by Independent Reserve. Independent Reserve will send to You the credit balance of Your account, however in circumstances a number of intermediaries may be involved in an international payment and these or the beneficiary bank may deduct charges. We will use reasonable efforts to ensure that such charges are disclosed to You prior to sending Your payment, however where they cannot be avoided, You acknowledge that these charges cannot always be calculated in advance, and that you agree to be responsible for such charges.”

c.	The Indemnity clause shall be amended as follows:

“To the full extent permitted by applicable law and subject to the provision on limitation of liability in the Terms and Conditions, You hereby agree to indemnify Independent Reserve, and its partners against that you will be liable for any action, liability, cost, claim, loss, damage, proceeding or expense suffered or incurred by Independent Reserve if direct or not directly arising from your use of Independent Reserve’s Sites, Your use of the Service, or from your violation of these Terms and Conditions.”

d.	The Modification of Terms clause shall be amended as follows:

“Independent Reserve reserves the right to change, add or remove portions of these Terms, at any time, in an exercise of its sole discretion and we will endeavour to keep you informed of such changes within reasonable timelines. Your continued use of the Site following any changes to the Terms signifies that you accept and agree to the changes, and that all subsequent transactions by you will be subject to the amended Terms.”

e.	The Governing Law clause shall be amended as follows:

“You acknowledge and agree that:

1.	Your use of the Site and these Terms and Conditions are governed by the laws of the Republic of Singapore; and you irrevocably submit to the exclusive jurisdiction of the courts of Singapore

2.	Any dispute arising out of or in connection with these Terms and Conditions, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The tribunal shall consist of one (1) arbitrator. The language of the arbitration shall be English.”

4.	Electronic Signatures: Where applicable, the Parties agree electronical signatures of the authorized representatives of the respective Parties (“e-signature”) shall have the same legal effect as a handwritten signature for the purposes of enforceability, validity, and admissibility of this Addendum and the Parties expressly waive the right to raise any defence, arguments of invalidity or waiver of liability based upon the execution by way of e-signature.

IN WITNESS WHEREOF, the Parties to this Addendum have executed or caused their authorized representatives to execute this Addendum:

SIGNED by for and on behalf of TRANGLO PTE. LTD.	) ) )

)
)
In the presence of:	)	Name: Sia Hui Yong
	)	Designation: Director
)

Name: Liow Vun Yun	)
Designation: Executive Secretary	) )

SIGNED by	)
For and on behalf of	)
INDEPENDENT RESERVE SG PTE. LTD. )
)
)
In the presence of	)	Name: Raks Sondhi
	)	Designation: Managing Director
)
)
Name: Rajiv Premkumar	)
Designation: Compliance Manager	)

HELLOSIGN

Audit Trail

TITLE	20210621 Addendum to TC Independent Reserve & TPL
FILE NAME	20210621 Addendum...Reserve & TPL.pdf
DOCUMENT ID	b7e530efc163fd90f5d13702e3a02986e41b2a16
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	Completed

Document History

SENT	**06 / 21 / 2021** 04:53:08 UTC	Sent for signature to Raks Sondhi ([redacted]), Rajiv Premkumar ([redacted]) and Sia Hui Yong ([redacted] from [redacted] IP: [redacted]
VIEWED	**06 / 21 / 2021** 04:54:48 UTC	Viewed by Sia Hui Yong ([redacted]) IP: [redacted]
SIGNED	**06 / 21 / 2021** 04:55:23 UTC	Signed by Sia Hui Yong ([redacted]) IP: [redacted]
VIEWED	**06 / 21 / 2021** 05:34:17 UTC	Viewed by Raks Sondhi ([redacted]) IP: [redacted]
SIGNED	**06 / 21 / 2021** 05:37:13 UTC	Signed by Raks Sondhi ([redacted]) IP: [redacted]

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HELLOSIGN Audit Trail

TITLE	20210621 Addendum to TC Independent Reserve & TPL
FILE NAME	20210621 Addendum...Reserve & TPL.pdf
DOCUMENT ID	b7e530efc163fd90f5d13702e3a02986e41b2a16
AUDIT TRAIL DATE FORMAT	MM / DD / YYYY
STATUS	Completed

Document History

VIEWED	**06 / 21 / 2021** 06:01:56 UTC	Viewed by Rajiv Premkumar ( ) IP: [redacted]
SIGNED	**06 / 21 / 2021** 06:06:20 UTC	Signed by Rajiv Premkumar ( ) IP: [redacted]
COMPLETED	**06 / 21 / 2021** 06:06:20 UTC	The document has been completed.

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